Exhibit 10.1

Supplementary Agreement II to Share Transfer Agreement Of

Jinhua An Kao Power Technology Co., Ltd.

(renamed as Zhejiang Kandi Smart Battery Swap Technology Co., Ltd on June 22,

2020, hereinafter referred to as “Jinhua An Kao”)

by and between

Wang Xinhuo

And

Zhejiang Kandi Vehicles Co., Ltd

This Supplementary Agreement II to Share Transfer Agreement (hereinafter referred to as this “Supplementary Agreement II”) is entered into on July 7, 2020 at Xihu District Hangzhou City Zhejiang Province, People’s Republic of China, by and between:

Party A: Zhejiang Kandi Vehicles Co., Ltd. (hereinafter referred to as “Transferee”)

Legal Representative: Hu Xiaoming

Party B: Wang Xinhuo (hereinafter referred to as “Transferor”)

ID Number:

Following transferor and transferee shall be individually referred to as “One Party” and collectively referred to as “Both Parties”.

Whereas: Outbreak of COVID-19 in 2020 which substantially impacted company’s operation and business, through friendly negotiation both parties made following supplements to the Condition III described in the original Supplementary Agreement:

1. The original Condition III: The transferor has right to receive total 20.83% of the KNDI stock, provided that Jinhua An Kao realize net profit of RMB50,000,000 or more during January 1, 2020 to December 31, 2020, and such profit is audited and Jinhua An Kao gets annual financial report issued subject to US GAAP. If Jinhua An Kao’s net profit fails to meet RMB50,000,000 in that year, the transferor has right to get the stock under supervision and make following adjustment as the case may be.

A. If the gap between that year’s net profit and RMB50,000,000 is less than 20% or equivalent to 20% of net profit in that year, the transferee or KNDI has right to directly deduct 6% of the KNDI stock from the stock under supervision, the transferor is entitled to get 14.83% of the KNDI stock;

B. If the gap between that year’s net profit and RMB50,000,000 is more than 20% and less than 40% of net profit in that year, the transferee or KNDI has right to directly deduct 12% of the KNDI stock from the stock under supervision, the transferor is entitled to get 8.83% of the KNDI stock;

C. If the gap between that year’s net profit and RMB50,000,000 is more than 40% and equivalent to 40% of net profit in that year, the transferee or KNDI has right to directly deduct 20.83% of the KNDI stock from the stock under supervision, the transferor has no right to get any stock under supervision in that year.

Being adjusted to : The transferor has right to receive total 20.83% of the KNDI stock, provided that Jinhua An Kao realize net profit of RMB50,000,000 or more during January 1, 2020 to June 30, 2021, and such profit is audited or reviewed and Jinhua An Kao gets annual or quarterly financial report issued subject to US GAAP. If Jinhua An Kao’s net profit fails to meet RMB50,000,000 within such time of period, the transferor has right to get the stock under supervision and make following adjustment as the case may be.

A. If the gap between above time of period’s net profit and RMB50,000,000 is less than 20% or equivalent to 20% of net profit within above time of period, the transferee or KNDI has right to directly deduct 6% of the KNDI stock from the stock under supervision, the transferor is entitled to get 14.83% of the KNDI stock;

B. If the gap between above time of period’s net profit and RMB50,000,000 is more than 20% and less than 40% of net profit within above time of period, the transferee or KNDI has right to directly deduct 12% of the KNDI stock from the stock under supervision, the transferor is entitled to get 8.83% of the KNDI stock;

C. If the gap between above time of period’s net profit and RMB50,000,000 is more than 40% and equivalent to 40% of net profit within above time of period, the transferee or KNDI has right to directly deduct 20.83% of the KNDI stock from the stock under supervision, the transferor has no right to get any stock under supervision in that year.

2. This Supplementary Agreement constitutes an effective supplement to the Share Transfer Agreement and Supplementary Agreement and of the same legal force as the Stock Transfer Agreement.

3. Both parties have duty to keep this Supplementary Agreement confidential, any party has no right to disclose or confirm content of this Supplementary Agreement to any third party.

4. This Supplementary Agreement takes effect on its execution date. The conclusion, validity, explanation, implementation and resolution of dispute of this Supplementary Agreement shall be governed by the laws and regulations of the PRC. Should any provisions of this Supplementary Agreement be invalid, the validity of the remaining provisions of this Supplementary Agreement shall not be affected.

5. Any dispute arising from or in connection with this agreement shall be brought to China International Economic and Trade Arbitration Commission and arbitrated pursuant to existing and effective arbitration rules of the Commission when applying for this arbitration. The arbitration award is final and binding upon both parties.

6. This Supplementary Agreement is made in Chinese in quadruplicate, with each party holding two originals.

7. This Supplementary Agreement must be reported to the board of directors of Zhejiang Kandi Vehicles Co., Ltd and the board of directors of Kandi Technology Group, Inc. for approval before it may be carried out.

IN WITNESS HEREOF, the transferee and the transferor have executed this Supplementary Agreement as of the date first above written.

The Transferee: Zhejiang Kandi Vehicles Co., Ltd.

Stamp: Affixed

Authorized representative’s signature:	/s/ Hu Xiaoming

The transferor: Wang Xinhuo

Signature:	/s/ Wang Xinhuo

Kandi Technologies Group, Inc. hereby acknowledges this Supplementary Agreement and pledges to perform its obligations under this Agreement.

Stamp: Affixed

Signature of President or CEO:	/s/ Hu Xiaoming

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